UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

DELSITE, INC.
(Exact name of registrant as specified in its charter)

Texas	001-10862	75-1435663

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Walnut Hill Lane Irving, Texas	75038

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 518-1300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Notice of Lease Default

     On September 29, 2008, DelSite, Inc. (the "Company") received a demand letter from CIVF I-TX1B1 B01 & B02, M02-M05, W04, W07-W10, LP, a Delaware limited partnership (the "Lessor"), claiming that the Company was in default under the terms of the Lease Agreement and First Amendment to Lease (collectively the "Lease") of the property at 3000 Gateway Drive, Irving, Texas (the "Property") and notifying the Company that the Lessor was terminating the Lease. Lessor demanded payment of rent, fees, late charges and expenses totaling $664,397.93. The Company abandoned the Property on June 30, 2008 and notified the Lessor of such abandonment. The Company is discussing with its legal counsel possible resolutions to this matter, including possible sub-let of the facility.

New Note under Credit Facility

     October 2, 2008, Banco Nacional de Costa Rica ("Banco Nacional") accepted from Sabila Industrial, S.A., a Costa Rica corporation and wholly-owned subsidiary of the Company ("Sabila"), a $2.0 million note that matures on March 2, 2009 in satisfaction and payment of a $2.0 million note that matured on October 1, 2008. Both notes were issued to Banco Nacional under Sabila's credit facility with Banco Nacional.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELSITE, INC.

Date: October 8, 2008	By:	/s/ Carlton E. Turner

Carlton E. Turner, Ph.D., D.Sc.
President and Chief Executive Officer